Exhibit 99.1

PRESS RELEASE

Contact:  Kevin M. Hackett

Ezenia! Inc.

Investor Relations

investorrelations@ezenia.com

EZENIA! INC. Announces 2009 First Quarter Financial Results

Nashua, N.H., May 7, 2009 — Ezenia! Inc. (OTCBB: EZEN.OB), a leading market provider of real-time collaboration solutions for corporate and government networks, today reported its financial results for the first quarter ended March 31, 2009.

For the first quarter of 2009, the Company generated revenue of approximately $989,000, a 45.4% decrease from approximately $1.8 million for the first quarter of 2008.  Loss of intelligence community (IC) and Department of Defense (DOD) revenue, due to redirections in legacy collaborative solution selections, continues to impact our annual subscription revenue in the first quarter. The quarterly loss from operations was approximately ($943,000) or ($0.06) per share, as compared to approximately ($587,000) in quarterly losses from operations, or ($0.04) per share, a year ago. Operating expenses declined to approximately $1.5 million from approximately $1.7 million for 2008, due to reduced headcount and consulting expenses but offset by increased legal and professional charges. Net quarterly loss was approximately ($937,000) or ($0.06) per share, as compared to a net loss of approximately ($553,000), or ($0.04) per share, a year ago.

“The disappointing result in revenue in the first quarter is largely attributed to the booking shortfalls that occurred in 2008, due to the DISA sponsored procurement programs of 2006 and 2007”, noted Mr. Khoa Nguyen, Chairman and Chief Executive Officer of Ezenia. “Even with this decline in revenue, we were able to maintain a modest drop in cash of 4.5% to approximately $6.5 million for the quarter ended March 31, 2009 from $6.7 million for the year ended December 31, 2008”.  Mr. Nguyen further noted, “the preservation of cash was mostly due to bookings in the quarter that resulted in increased receivables and deferred revenue by approximately 74% and 60%, respectively.”

Mr. Nguyen also stated, “the Company continues to focus on expense control, bringing operating expenses to approximately $1.4 million (including approximately $217,000 in stock based compensation and depreciation expenses) at the end of the first quarter. In addition, the on-going rebuilding and strengthening of our sales organization have not only resulted in increased sales activities in adjacent markets, but we also believe that it has re-energized existing partnerships and is fostering new relationships with strategic resellers and system integrators. Should we be able to sustain this momentum, we believe that future results could improve in the second half of 2009.  However, the legacy DISA procurement headwinds and uncertainties from delays in DOD re-bid proposals could adversely impact such outcome.  We are striving to return to profitability as expeditiously as possible by developing new business through partnerships while balancing prudent investments against tight expense control.”

About Ezenia! Inc.

Ezenia! Inc. (OTC Bulletin Board: EZEN.OB), founded in 1991, is a leading provider of real-time collaboration solutions, bringing new and valuable levels of interaction and collaboration to corporate networks and eGovernment. By integrating voice, video and data collaboration, the Company’s award-winning products enable groups to interact through a natural meeting experience regardless of geographic distance. Ezenia! products allow dispersed groups to work together in real-time using

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powerful capabilities such as instant messaging, white boarding, screen sharing and text chat. The ability to discuss projects, share information, and modify documents allows users to significantly improve team communication and accelerate the decision-making process. More information about Ezenia! Inc. and its product and service offerings can be found at the Company’s Web site, http://www.ezenia.com.

Note to Investors Regarding Forward-Looking Statements

Statements included herein that are not historical facts may be considered forward-looking statements. You can identify these forward-looking statements by use of the words “expects,” “anticipates,” “estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” and similar words.  Such forward-looking statements, which include statements regarding the Company’s business and financial outlook,  expense control efforts, strengthening of its sales organization and resulting effects, and long-term strategy, involve risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements. These risks and uncertainties include the considerations that are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, such as the evolution of Ezenia!’s market, dependence on the United States government as its largest customer and on other major customers, continued funding of defense programs by the United States government and the timing of such funding, uncertainties associated with procurement processes and on-going bidding activities for government programs, rapid technological change and competition within the collaborative software market, the Company’s reliance on third-party technology, protection of its propriety technology, customer acceptance of IWS and other new products including the acceptance of IWS in the commercial market, retention of key employees, stock price volatility, the Company’s history of liquidity concerns and operating losses, and other considerations that are discussed further in such report. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made.  The Company disclaims any obligation to update forward-looking statements after the date of such statements.

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Note: Ezenia! is a registered trademark of Ezenia! Inc., and the Ezenia! Logo and InfoWorkSpace are trademarks of Ezenia! Inc.  Additional information on Ezenia! and its products is available at http:// www.ezenia.com.

EZENIA! INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share data)

(Unaudited)

	March 31,	December 31,
	2009	2008
Assets
Current assets
Cash and cash equivalents	$6,471	$6,774
Accounts receivable, less allowances of $28 at March 31, 2009 and at December 31, 2008	1,345	771
Prepaid software licenses	974	1,125
Prepaid expenses and other current assets	175	186
Total current assets	8,965	8,856

Deposits	15	15
Equipment and improvements, net	201	243
Total assets	$9,181	$9,114

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$331	$257
Accrued expenses	1,639	1,674
Accrued restructuring	248	287
Employee compensation and benefits	179	150
Deferred revenue	2,118	1,326
Total current liabilities	4,515	3,694

Stockholders’ equity
Preferred stock, $.01 par value, 2,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.01 par value, 40,000 shares authorized, 15,417,754 issued and 14,658,217 outstanding at March 31, 2009 and at December 31, 2008	154	154
Capital in excess of par value	65,771	65,586
Accumulated deficit	(58,314)	(57,375)
Treasury stock at cost, 759,537 shares at March 31, 2009 and December 31, 2008	(2,945)	(2,945)
Total stockholders’ equity	4,666	5,420
Total liabilities and stockholders’ equity	$9,181	$9,114

EZENIA! INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
Revenues
Product revenue	$974	$1,795
Product development revenue	15	16
	989	1,811
Cost of revenues
Cost of product revenue	461	689
Cost of product development revenue	6	—
	467	689

Gross profit (loss)	522	1,122

Operating expenses
Research and development	497	508
Sales and marketing	250	520
General and administrative	612	539
Depreciation	42	59
Occupancy and other facilities related expenses	64	83
Total operating expenses	1,465	1,709

Loss from operations	(943)	(587)

Interest income, net	15	52
Other income (expense)	(9)	(18)
	(6)	34
Net loss	$(937)	$(553)

Basic and diluted loss per share:
Basic	$(0.06)	$(0.04)
Diluted	$(0.06)	$(0.04)
Weighted average common shares:
Basic	14,658,217	14,608,696
Diluted	14,658,217	14,608,696